SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 24, 2006

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2006, American Greetings Corporation (“American Greetings”) amended and restated its accounts receivable program, entering into an Amended and Restated Receivables Purchase Agreement, dated as of October 24, 2006 (the “Amended and Restated RPA”), among AGC Funding Corporation, a Delaware corporation and wholly-owned, consolidated subsidiary of American Greetings (“AGC Funding”), American Greetings, as Servicer, members of the various Purchaser Groups from time to time party thereto (collectively, the “Purchasers”), and PNC Bank, National Association, as Administrator and as LC Bank. The Amended and Restated RPA amends and restates the original Receivables Purchase Agreement, dated as of August 7, 2001, primarily to extend the expiration date of the term from August 1, 2007 to October 23, 2009 and to authorize letters of credit to be issued under the Amended and Restated RPA.

Under the accounts receivable program, American Greetings and certain of its subsidiaries (each an “Originator”) sell accounts receivable to AGC Funding as part of a process that provides funding to AGC Funding similar to a revolving credit facility. The Amended and Restated RPA enables AGC Funding to finance its purchases of eligible accounts receivable (the “Pool”) from the Originators, through the non-recourse sale of undivided interests in the Pool to the Purchasers, thereby providing American Greetings with additional sources of liquidity. The maximum amount invested by such third party Purchasers is limited to the aggregate amount of $150,000,000, subject to the terms and conditions of the Amended and Restated RPA. Funding under the Amended and Restated RPA may be used for working capital and general corporate purposes and the issuance of letters of credit. As of the date of this Current Report on Form 8-K, there were no amounts outstanding under the accounts receivable program.

AGC Funding sells the undivided interests in the Pool to the Purchasers at a discount that (other than following a default) is based on (i) commercial paper interest rates, (ii) LIBOR rates plus an applicable margin or (iii) a rate that is the higher of the prime rate as announced by the applicable Purchaser financial institution or the federal funds rate plus 0.50%. AGC Funding pays an annual commitment fee of 28 basis points on the unfunded portion of the accounts receivable facility, together with customary administrative fees on outstanding letters of credit that have been issued and on outstanding amounts funded under the facility.

The Amended and Restated RPA contains representations, warranties, covenants and indemnities customary for facilities of this type, including the obligation of American Greetings to maintain the same consolidated leverage ratio as it is required to maintain under its secured credit facility.

Certain of the institutions that are parties to the Amended and Restated RPA and their affiliates have provided, from time to time, and may continue to provide, commercial banking, financial and other services to American Greetings, including participating in American Greetings’ revolving credit facility, issuing letters of credit and providing depository and account processing services, for which American Greetings has paid and will continue to pay customary fees.

The foregoing description of the Amended and Restated RPA is qualified in its entirety by reference to the copy of such document attached hereto as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the resignation of Michael J. Merriman, Jr., described below, Mr. Merriman’s employment agreement with American Greetings, dated August 16, 2005, will terminate effective upon his resignation on November 14, 2006. Mr. Merriman’s employment agreement provided for an annual base salary of $400,000, subject to increase based on performance or increased responsibilities, and entitled him to receive other benefits normally provided to other Senior Vice Presidents, including participation in the American Greetings Key Management Annual Incentive Plan at the Senior Vice President level, and the American Greetings Retirement Profit Sharing and Savings Plan, use of a

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company automobile and participation in health care, disability, life insurance and other benefit programs maintained by American Greetings. Mr. Merriman’s employment agreement also entitled him to participate in American Greetings’ stock option plans at the Senior Vice President level, under which he was granted options to purchase Class A common shares with an exercise price equal to the fair market value of the Class A common shares on the date of grant. Mr. Merriman’s options that were vested as of November 14, 2006, remain exercisable until February 14, 2006. Mr. Merriman’s employment agreement also provided for severance benefits under certain circumstances; however, American Greetings will not incur any severance obligations or early termination penalties as a result of the termination of Mr. Merriman’s employment agreement. A copy of Mr. Merriman’s employment agreement was filed with the Securities and Exchange Commission as Exhibit 10.1 to American Greetings’ Current Report on Form 8-K dated August 16, 2005.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On October 26, 2006, American Greetings announced the resignation of Michael J. Merriman, Jr. as its Senior Vice President and Chief Financial Officer, effective November 14, 2006. As described below, simultaneously, American Greetings announced the election of Mr. Merriman to the Board of Directors of American Greetings and that Stephen J. Smith would be promoted to the position of Senior Vice President and Chief Financial Officer, effective November 15, 2006.

(c) Effective November 15, 2006, Mr. Stephen J. Smith will serve as the Senior Vice President and Chief Financial Officer of American Greetings. As such, Mr. Smith will also serve as the Principal Financial Officer of American Greetings. Mr. Smith, age 43, has been Vice President, Treasurer and Investor Relations of American Greetings since April 2003. Prior to joining American Greetings, Mr. Smith was Vice President and Treasurer of General Cable Corporation, a wire and cable company, from 1999 to 2002, and Treasurer and Officer from 1998 to 1999 and Vice President, Treasurer and Assistant Secretary in 1999 of Insilco Holding Company, an industrial holding company.

As of the date of this Current Report on Form 8-K, American Greetings and Mr. Smith have not entered into an employment agreement or other arrangement regarding his new position.

(d) Effective upon his resignation as Senior Vice President and Chief Financial Officer, the Board of Directors elected Mr. Merriman as a director of American Greetings, filling a Class I director vacancy on the Board to serve for the remaining unexpired term of such Class I vacancy until the 2008 annual meeting of shareholders. Because Mr. Merriman will have been an executive officer of American Greetings immediately prior to his election to the Board of Directors, Mr. Merriman will not be considered an independent director under the New York Stock Exchange independence rules. As such, he is not eligible to serve on the American Greetings Audit Committee, Compensation and Management Development Committee, or Nominating and Governance Committee of the Board of Directors.

A copy of the press release announcing the resignation of Mr. Merriman as the Senior Vice President and Chief Financial Officer of American Greetings, his election to the Board of Directors and the appointment of Mr. Smith as the Senior Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1.

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Item 7.01 Regulation FD Disclosure.

On October 26, 2006, American Greetings issued a press release reporting that it has completed the $200 million share repurchase program that began in February, 2006. American Greetings also announced a new $100 million share repurchase program. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K (including the Exhibit 99.1 attached hereto) is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Amended and Restated Receivables Purchase Agreement, dated as of October 24, 2006, among AGC Funding Corporation, American Greetings Corporation, as Servicer, members of the various Purchaser Groups from time to time party thereto and PNC Bank, National Association, as Administrator and as LC Bank.

99.1	Press Release, dated October 26, 2006, announcing Mr. Merriman’s resignation as the Senior Vice President and Chief Financial Officer of American Greetings and his election to the Board of Directors; the appointment of Mr. Smith as the Senior Vice President and Chief Financial Officer of American Greetings; and a $100 million stock repurchase program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President, General Counsel and Secretary

Date: October 26, 2006

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